Exhibit 1.1
                         LONDON SELECT ENTERPRISES, LTD.
                        c/o Zenith Management Corp. Ltd.
                                   P.O. Box 64
                              Market Place No. C12
                                  Provodincials
                             Turks & Caicos Islands




                                                              December 1, 1997


Champion Financial Corporation
9495 East San Salvador Drive
Scottsdale, Arizona 85258

Gentlemen:

         This letter is to confirm our understanding and agreement regarding compensation to be paid by Champion Financial Corporation (the "Company") to London Select Enterprises, Ltd. (the "Broker"). Broker shall have the exclusive right through December 8, 1997 to act as the Company's agent for the sole purpose of placing up to $4,000,000 face amount of 8% two year convertible debentures (together with the common stock that the debt is convertible into) (the "Debt" or the "Securities"), of Company on a "best efforts" basis, in an offering conducted in compliance with Regulation S promulgated under the Securities Act of 1933 ("1933 Act").

                  The Debt shall be convertible at any time after 45 days into common stock of the Company at the lower of (a) 25% below the average of the closing bid prices of the common stock for the 5 trading days immediately preceding the execution by the subscriber of each individual subscription or (b) 25% below the closing bid price of the common stock for the trading day immediately preceding the date of conversion (the "conversion price"). Company and Broker agree to make appropriate arrangements for escrow with Barry Globerman, Esq., New York, New York, of all monies received in consideration of such Debt. In consideration for Broker's and escrow services hereunder, at the time of closing with respect to each individual subscription, Company will pay Broker ten percent (10%) plus a non-accountive expense of 2% of the gross proceeds paid pursuant to each individual subscription agreement. There may be multiple closings of this offering and the 10% plus 2% will be paid upon each closing. Mr. Globerman is authorized and is hereby directed to deduct from the gross proceeds the amounts to be paid to Broker hereunder. If a purchaser shall make payment directly to the Company of the gross proceeds, then Company agrees to remit to Mr. Globerman from such gross proceeds the amounts to be paid to Broker with respect thereto. In either event, Mr. Globerman shall thereupon make appropriate payment hereunder to the Broker.
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                  In addition, Broker shall receive warrants to purchase 1 share of Common Stock for each $10 of face amount of Debt placed at a price per share of 110% of the closing bid price on the date of closing of the offering. The Warrants shall be exercisable at any time for a period of 5 years.

                  It is agreed that no person shall become a purchaser in the offering except upon Company's acceptance of an executed agreed upon subscription agreement. Company reserves the right to accept or reject any prospective subscriber in its sole discretion.

                  Company is familiar with Regulation S and will not take any action or omit to take any action which has the effect of causing the offering not to comply with Regulation S or any other applicable securities laws, rules or regulations. Broker is familiar with Regulation S and will not take any action which has the effect of causing the offering not to comply with Regulation S or any other applicable securities laws, rules or regulations or the laws, rules or regulations of any jurisdiction in which these securities are offered or sold, in particular Broker and Company confirm their agreement to comply with Rule 903(c)(2) of Regulation S. Broker, its affiliates and any person acting at Broker's or any of its affiliates' direction, shall not directly or indirectly engage in "short" selling of the Company's securities at any time for a period of 6 months from the date of the last closing of sale of Debt.

                  Broker will provide to each prospective subscriber all disclosure materials designated by Company and Broker to be made available to all prospective investors. Such materials include the Company's latest Annual Report on Form 10-K and latest Quarterly Report on Form 10-Q.

                  Broker acknowledges that it is not authorized to and will not give any information or make any representations other than as contained in the disclosure materials approved in advance by Company. Broker agrees that it is not authorized to and will not incur any obligation or enter into any agreement on behalf of Company or otherwise bind Company in any manner. Broker is acting at a broker's capacity and this Agreement shall not create any relationship of agency, partnership or joint venture.

                  Broker agrees that all offers and sales by Broker will be made only to persons outside the United States who are not "U.S. Persons" as defined in Regulation S and all such offers and sales shall be in compliance with the applicable laws of the jurisdictions in which such offers and sales are made.

                  Broker agrees that it and its affiliates and persons acting on behalf of Broker and its affiliates will not engage in any "directed selling efforts" as defined in Regulation S.

                  Broker agrees that, if prior to the expiration of the 40-day restricted period referred to in Rule 903(c)(2) of Regulation S, Broker shall sell the Debt to (i) a "distributor" (as
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
defined in Regulation S), (ii) a "dealer" (as defined in Section 2(12) of the 1933 Act), or (iii) any person receiving a selling concession, fee or other remuneration in respect of the Debt, Broker shall send a confirmation or other notice to such purchaser stating that the purchase is subject to the same restrictions on offers and sales that apply to "distributor" under Regulation S.

                  Broker agrees that all offers and sales prior to the expiration of the 40-day restricted period referred to in Rule 903(c)(2) of Regulation S shall be made only in accordance with the provisions of Section 903 and 904 of Regulation S as applicable; pursuant to registration of the Securities under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act.

                  Broker  agrees  that  any  offering   materials  or  documents
distributed by it (except press releases) used in connection with offers and sales prior to the expiration of the 40-day restricted period referred to in Rule 903(c)(2) of Regulation S shall include statements to the effect that the Securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons (other than "distributors" as defined in Regulation S) unless the Securities are registered or an exemption from the requirements of the 1933 Act is available. Such statements shall appear on all materials as provided under Section 902(h)(2)(i), (ii) and (iii) of Regulation S.

                  Company agrees that it will not engage in any offering of its securities pursuant to Regulation S for a period of 90 days from the date of the final closing of the offering contemplated hereby unless mutually agreed. In addition, Broker shall have the right of first refusal for a 360-day period to participate in any future financings on the same terms as any other brokers, such right to be exercised within 10 days of written notice to Broker by Company of its intent to engage in a financing.

                  Company agrees to maintain the confidentiality of Broker's clients except to the extent disclosure thereof may be required by law. Such clients are defined as individuals or institutions who invest in this private placement. For two years from the date hereof, Company will not solicit such clients directly for the sale of securities without the written permission of Broker, which consent will not unreasonably be withheld.

                  Broker and Company each agree to indemnify and hold harmless the others, their officers, directors, shareholders, representatives and affiliates to the full extent lawful from and against any losses, claims, expenses, damages or liabilities, including reasonable legal fees, related to or arising out of any breach of or failure by the indemnifying party to comply with its representations, warranties and agreements set forth in this letter.

                  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and no waiver, alteration or modification of any of the provisions hereof shall be binding unless it is in writing and signed by each of the parties hereto.
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
                  All representations, warranties, and agreements of the parties hereto herein, and any indemnification agreements contained herein shall survive the consummation of a sale or the termination of this Agreement.

                  Any controversy or claim relating to this Agreement ("Arbitrable Dispute") shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as such rules may be modified herein or as otherwise agreed by the parties in controversy. The forum for arbitration shall be New York, New York. Broker agrees to submit to the jurisdiction of the New York Courts for purposes of confirming any award.

                  This Agreement may be executed in multiple counterparts each of which shall be deemed one and the same instrument. This Agreement shall not be assignable by either party without the prior written consent of the other party hereto. This Agreement shall be governed by the laws of the State of New York (without regard to conflicts of law principles).

                  A copy has been provided for your records.

                                        LONDON SELECT ENTERPRISES, LTD.




                                        By:
                                           -------------------------------------

Approved and Agreed To:

CHAMPION FINANCIAL CORPORATION


By:
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Date:
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